                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "AGREEMENT") is made as of February 26,
2004, by and between PINNACLE TOWERS ACQUISITION LLC, a Delaware limited liability company ("PURCHASER") and SKYLINK PROPERTIES, L.L.C., a Georgia
limited liability company ("SELLER").

                                    RECITALS

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, the
Property, pursuant to the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Purchaser and Seller, and intending to be legally bound, Purchaser and Seller hereby agree as follows:

         1. Definitions. Certain terms used in this Agreement are defined below.
When used herein, such terms shall have the meanings given to them by the language employed in this Section defining such terms, and the plural includes the singular and the singular includes the plural, unless the context clearly indicates otherwise:

              A. "ADJUSTED PURCHASE PRICE" means the product that results from multiplying (i) $1,500,000, and (ii) the amount that results from dividing (a)
the Tower Cash Flow for the Site(s) other than any Site as to which this
Agreement is terminated pursuant to Section 9, 10 or 11 hereof, by (b) by the
Tower Cash Flow for both Sites.

              B. "APPLICABLE LAW" means collectively any and all statutes, regulations, codes or ordinances applicable to the Property or the Facilities.

              C. "CLOSING DATE" means 2:00 p.m. Eastern Standard Time sixty (60)
days from the Effective Date hereof, or on such earlier date as may be agreed upon by the parties.

              D. "EFFECTIVE DATE" shall mean the date upon which the last party executes this Agreement.

              E. "FACILITY" or "FACILITIES" means individually or collectively, respectively, the communication towers and all Real Property related to the
Sites.

              F. "GROUND LEASES" shall mean, individually or collectively, the certain ground leases demising the Sites located in Bemis and Moody, Georgia to
Seller, as more fully described on Exhibit "A" attached hereto and made a part hereof.

              G. "INTANGIBLES" means, collectively, any and all building permits, zoning applications or approvals, other permits, warranties, claims, engineering and environmental reports, contracts, lease rights and such other intangibles that are related to the construction and operation of the
Facilities, including without limitation, all security

deposits and other deposits held by Seller in connection with the Tower Leases and all warranties and guaranties held by or given to Seller with respect to the
Sites.

              H. "NOTAM" means a "Notice to Airman" issued by, and as such term is used by, the FAA.

              I. "PERMITS" means all permits necessary for the construction and operation of the Facilities including, without limitation all construction permits, zoning approvals, FAA determinations of no hazard, FCC Form 854R and any other approvals required by Applicable Law or Commitments applicable to the
Sites.

              J. "PROPERTY" means, collectively, the Real Property and all, right, title and interest of Seller in and to the Tower Leases, the Permits and
the Intangibles.

              K. "PURCHASE PRICE" means the sum of $1,500,000, as adjusted pursuant to Section 3 hereof.

              L. "REAL PROPERTY" means all right, title and interest of Seller in and to the leasehold interests of Seller created by the Ground Leases with respect to the communication tower sites location in Bemis and Moody, Georgia, which leasehold interests are more fully described on Exhibit "A" attached hereto and made a part hereof; together with all right, title and interest of
Seller in and to (a) any and all improvements, structures or buildings located on such real property, including, but not limited to, the communications towers, fixtures, guy wires, guy anchors and all personal property situated on the aforesaid lands or otherwise used in the operation thereof as communications tower sites, including, without limitation, any and all combiners, cable and antennas owned by Seller and currently utilized by Seller or tenants pursuant to the Tower Leases and (b) any and all easements, licenses and agreements belonging to or in any way appertaining to such real property, including all easements, licenses and agreements providing access to such real property from public streets, roads and ways, all easements, licensees and agreements for location, maintenance, repair and replacement of and for cables, utilities, utility lines, wires and anchors, and all easements, licenses and agreements for parking, to the extent applicable to the ownership, use and operation of the
Property.

              M. "SITE" or "SITES" means, individually or collectively,
respectively, the communication tower sites located in Bemis and Moody, Georgia.

              N. "TOWER CASH FLOW" means the gross rental income due under the
Tower Leases, actually received by Seller from installed tenants whose leases have commenced, less all direct and actual expenses of operating the Sites, including without limitation, the premiums for property and liability insurance, utilities, power and light monitoring, maintenance, site management costs, grass cutting and security expenses, as reflected on Exhibit "B" attached hereto and made a part hereof, or as otherwise determined by Purchaser pursuant to Section
3B hereof.

              O. "TOWER LEASES" means written leases wherein any portion of the
Sites are demised by Seller for the use or occupancy of other parties as described on Exhibit "C" attached hereto.

                                        2

         2. Sale and Purchase. Subject to the terms and conditions hereof,
Purchaser hereby agrees to purchase and accept from Seller, and Seller hereby agrees to sell, convey and assign to Purchaser, the Property, free and clear of any liens or encumbrances.

         3. Purchase Price; Adjustment.

              A. On the Closing Date, Purchaser shall deliver the Purchase Price to Seller by certified check or wire transfer.

              B. The Purchase Price is based on Seller's representation of the annualized Tower Cash Flow set forth on Exhibit "B" attached hereto and made a part hereof. Prior to the Closing Date, Purchaser shall verify the accuracy of the calculation of Tower Cash Flow specified in Exhibit "B", based on the information to be provided to Purchaser by Seller pursuant to Section 9 hereof.
In the event Purchaser determines prior to the Closing Date that Tower Cash Flow as of the date hereof, as annualized based on the actual income and expenses of the Sites for the twelve (12) month period preceding the date hereof, is less than $143,257.44, then the Purchase Price shall be adjusted to equal the product of 10.5 and Tower Cash Flow as determined by Purchaser. Further, in the event that this Agreement is terminated with respect to one of the two Sites, then the
Purchase Price shall be adjusted to equal the Adjusted Purchase Price for the remaining Site according to its Tower Cash Flow, as such Tower Cash Flow is determined by Purchaser.

              In the event that the reduction in Tower Cash Flow is caused solely or in part by the fact that Nextel Partners has not fully installed and commenced on the Moody site as of the Closing Date, the Purchase Price paid to
Seller at the Closing shall be reduced by $200,000.00 (the "Escrow Amount") and
Tower Cash Flow shall be considered $124,057.44 for other adjustment purposes.
The Escrow Amount shall be placed in an escrow account with an escrow agent of
Purchaser's choice for a period of nine (9) months (the "Escrow Period"). If
Nextel Partners fully installs and its lease fully commences within the Escrow
Period the Escrow Amount, and all interest earned thereon, shall be paid to
Seller. If Nextel Partners fails to fully install and/or its lease has not commenced within the Escrow Period, the Escrow Amount and the interest earned thereon shall be paid to Purchaser.

         4. Prorations; Costs. All taxes, rental income, utility charges, ground rents (if applicable) and other items which are customarily prorated in transactions similar to the transaction contemplated hereby will be prorated as of the Closing Date. After the Closing Date, promptly upon receipt of any rental payments under the Tower Leases for periods after the Closing Date, Seller shall pay over to Purchaser all such cash received by Seller or endorse and deliver to
Purchaser all such checks or other instruments so received by Seller. To the extent any of the amounts prorated at Closing are based on estimates, or in the event of any inaccuracy in such amounts, Purchaser shall provide to Seller evidence of any discrepancy between the prorated amounts and the actual amounts shown on the closing statement within sixty (60) days of the Closing Date, together with the reconciliation reflecting such actual amounts. To the extent such reconciliation indicates that either party is due additional prorated amounts, such amounts shall be paid by the party from whom such amounts are due within ninety (90) days of the Closing Date. Purchaser shall bear the costs of recordation, and any deed or transfer taxes arising with respect to the sale and/or recordation of any of the Closing documents. Purchaser shall bear the expense of any surveys or other reports or investigations conducted by
Purchaser, as well as any mortgage tax.

         5. Closing; Execution and Delivery of Closing Documents.

              A. Closing. The closing of the transaction contemplated hereby
(the "CLOSING") shall be held on the Closing Date at the offices of Purchaser or by mail or at such other location as mutually agreed by the parties. At the
Closing, each party shall execute and deliver, or cause to be executed and delivered, the documents and items described below and such other appropriate and customary documents as any party or its counsel reasonably may request for the purpose of consummating the transaction contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

              B. Documents. Seller shall deliver or cause to be delivered to
Purchaser, at Closing, the following documents duly executed and acknowledged where appropriate: (i) Master Bill of Sale, Assignment and Assumption of Leases
and other such documents conveying the Property to Purchaser; (ii) a certificate of Seller and its principal, certifying to Purchaser that all representations and warranties of Seller herein contained are true and correct as of the Closing
Date; (iii) a Non-Competition Agreement pursuant to Section 8 hereof; (iv) a
FIRPTA Certificate (i.e. a certification of non-foreign status; (v) keys and security access codes for the Sites, if any; (vi) an estoppel and attornment agreement from any ground lessor in the form provided to Seller contemporaneously herewith or otherwise reasonably satisfactory to Purchaser and its lender; (vii) a Non-Disturbance Agreement from any mortgage lender to any ground lessor of the Real Property in the form provided to Seller contemporaneously herewith or otherwise reasonably satisfactory to Purchaser and its lender, if applicable; (viii) any consents or approvals required to be obtained pursuant to the Commitments (as hereinafter defined), the Ground Leases or the Tower Leases; (ix) such other documents as may be reasonably required by
Purchaser's title company to complete the Closing of the transaction contemplated herein, including without limitation, a resolution or other evidence of the authority of Seller to consummate the transaction specified herein; (x) a Seller's Affidavit and Indemnity from Seller in favor of the title company insuring title to the Real Property; (xi) payoff amounts and evidence of termination of all mortgages, security interests, construction liens and any other claims encumbering the Real Property; and (xii) originals of all Tower
Leases and any Intangibles evidenced in writing. After the Closing, the parties to this Agreement shall execute and deliver such additional documents and take such additional actions as either party or its counsel may reasonably deem to be practicable and necessary or advisable in order to consummate the transaction contemplated by this Agreement.

         6. Representation and Warranties of Seller. Seller represents and warrants the following to Purchaser as of the Effective Date, which representations and warranties shall be true and correct as of the Closing Date:

              A. Organization; Power and Authority; Authorization and Validity.
Seller is a Georgia limited liability company in good standing with full power and authority to execute, deliver, and perform its obligations under this
Agreement and all other agreements and documents Seller is or will be executing in connection with the transaction contemplated hereby.

              B. No Commitments, Defaults or Litigation. To the best of Seller's actual knowledge, none of the Property is bound or affected by any (i) mortgage, deed of

trust, loan or other security agreement that will not be satisfied at Closing or the subject of a Non-Disturbance Agreement to be obtained by Seller; (ii)
contract to purchase or sell; (iii) noncompetition covenant; (iv) option or right of first refusal; or (v) any other agreement or commitment outside the ordinary course of business or material to the ownership and operation of the
Sites or the Facilities (all of the foregoing collectively referred to hereinafter as the "COMMITMENTS"). True and complete copies of the Ground
Leases, the Tower Leases, Intangibles and the Permits that are evidenced by written documents have been delivered to Purchaser. There are no existing material defaults, events of default or events, occurrences, or acts that, with the giving of notice or lapse of time or both, would constitute defaults, and no penalties have been incurred, with respect to any of the Ground Leases, the
Tower Leases or Permits; and except as disclosed to Purchaser in writing, none of the foregoing documents require the consent of any third party to the transactions contemplated hereby. Seller has not received any rents or other amounts due Seller under the Tower Leases in respect of any period exceeding thirty (30) days from the date hereof. All tenants under the Tower Leases have deployed their respective equipment at the Facilities, and no such tenant has advised Seller that such tenant intends to exercise any right of termination set forth in the Tower Leases. Seller has no knowledge of any litigation or proceedings affecting Seller or the Property that have not been disclosed to
Purchaser.

              C. No Oral Agreements. No oral agreements pertaining to the
Property exist between Seller and any other party.

              D. No Violation; Restrictions. Neither the execution and
performance of this Agreement or the agreements contemplated hereby, nor the consummation of the transaction contemplated hereby or applicable to the
Property thereby will violate Applicable Law or any term of any Permit or give any party the right to revoke any Permit. To the best of Seller's knowledge,
Seller has complied in all material respects with all Applicable Law where the failure to comply could either result in a liability of Purchaser or affect the
Property or the operation of the Facilities. To the best of Seller's knowledge, the Permits constitute all licenses, franchises, permits, zoning variances, and other authorizations necessary to construct and operate the Facilities in compliance with Applicable Law.

              E. Commissions. Neither Seller nor Purchaser has incurred any obligation for any real estate commission, finder's, broker's, or agent's fee in connection with the transaction contemplated hereby.

              F. Financial. The Tower Leases and the Ground Leases are valid and enforceable, and constitute the entirety of the agreement between Seller and the parties thereto, and there are no unwritten agreements, indirect or undisclosed payments or other consideration due or which shall become due to the parties to such agreements except as expressly set forth in the written terms thereof.
Exhibit "C" is true and accurate in all material respects, and sets forth, for each Tower Lease, the tenant name, Site name, contracted rental amount, escalator, frequency of escalator and number of tenant renewal options. The calculation of Tower Cash Flow set forth on Exhibit "B" accurately specifies the income and expenses for Sites, and Seller is not aware of any circumstances that could materially and adversely affect Tower Cash Flow as set forth on Exhibit
"B".

              G. Environmental Matters.

                   (a) To the best of Seller's knowledge Seller is not in
              violation of, or involved in any controversy, investigation, or discussion with respect to, any environmental law, and there is no fact or condition related the operation of the Facilities or the ownership or use of the Real Property by Seller that could lead to any environmental liability of Seller or Purchaser. To the best of
              Seller's knowledge Seller has complied with all environmental, health, and safety laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure to so comply. Without limiting the generality of the preceding sentence, to the best of Seller's knowledge Seller has obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations that are required under, and has materially complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables that are contained in, all environmental, health, and safety laws;

                   (b) No underground storage tanks for petroleum or any other substance, or underground piping or conduits are or have
              previously been located on the Real Property, and no
              asbestos-containing thermal insulation or products containing PCB, formaldehyde, chlordane, or heptachlor or other Hazardous
              Materials have been placed on or in any structure on the Real
              Property by Seller or, to the knowledge of Seller, by any prior owner or user of the Real Property, and there has been no release of, or contamination by, Hazardous Materials on the Real Property;
              and

                   (c) Seller has provided Purchaser with all environmental
              studies, NEPA reports, records and reports in its possession or control with respect to Property and all correspondence with any governmental entities concerning environmental or historical conditions of the Real Property, or which identify underground storage tanks or otherwise relate to contamination of the soil or groundwater of the Real Property or effluent into the air. As used herein, "HAZARDOUS MATERIALS" means any substance designated as being such under any Applicable Law.

              H. Real Estate Matters.

                   (a) On or before the Closing Date, Seller will deliver or
              cause to be delivered good and marketable title to, and peaceful possession of, the Real Property, and, as of such time, there shall be no outstanding liens or taxes due on the Real Property it owns that will not be satisfied out of the Closing proceeds. On or before the Closing Date, Seller will have fully paid and satisfied all outstanding taxes due on the Property, and all amounts due to parties providing services or materials with respect to the acquisition, construction and development of the Sites, and no such party has the choate or inchoate right to record a lien or other such encumbrance against the Real Property.

                   (b) The Real Property, communication tower and all buildings, improvements, machinery, tower lighting, equipment, and other tangible assets necessary for the operation of the Facilities, as presently conducted, are, to the best of Seller's knowledge, in compliance with all Applicable Laws. There are no outstanding
              NOTAM's with respect to the Facilities which have not been properly closed as required by Applicable Law.

                   (c) The communication towers and all buildings, improvements, machinery, equipment relating to the use and operation of the Real
              Property as a communications tower site, including without limitation, any climate control, lighting system, electrical system and other building equipment, have been maintained in accordance with customary industry practice, are in good operating condition and repair, and are suitable for the purposes for which they are presently used. There are no structural or latent defects in the aforesaid communication towers, equipment and improvements.

                   (d) Seller has not received notice of, or been served with, any pending or threatened litigation, claim, condemnation, or sale in lieu thereof with respect to any portion of the Real Property relating to or arising out of the ownership of the Real Property by any governmental instrumentality.

                   (e) Seller has no knowledge of any rollback taxes or any
              proposed material increase in real property taxes levied against the Real Property and no exemption from full taxation of any portion of the Real Property has been claimed within the previous five (5) years. The personal and real property tax amounts for prior years provided by Purchaser to Seller pursuant to Section 9 hereof are true and correct in all material respects.

                   (f) Each parcel of Real Property abuts on and has direct
              vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the
              Real Property, and Seller has no knowledge of any fact or
              condition that could result in the termination or reduction of the current access from the Real Property to existing highways and roads, or to sewer or other utility services serving the Real
              Property. All utilities required for the operation of the
              Facilities, enter the Real Property through adjoining public streets, or, if they pass through an adjoining private tract, do so in accordance with valid easements. Each parcel of Real
              Property owned by Seller or, constitutes a separate tax parcel and has been properly subdivided as a separate lot of record, to the extent required by Applicable Law.

         7. Management of Facilities Before Closing Date. During the period pending the Closing, except as otherwise permitted or required by this
Agreement, Seller shall (i) conduct the operations of the Facilities in the ordinary and usual course of business consistent with past and current practices; and shall not make any material changes to the Property or its operation without the prior consent of Purchaser; (ii) notify Purchaser of material changes or adverse conditions with respect to the operation of the
Property; (iii) maintain casualty and liability insurance amounts and coverages as required by the Ground Leases and Tower Leases; (iv) not enter into any leases or licenses of the Sites

without the prior written approval of Purchaser, (v) not solicit or authorize any person to solicit, or encourage, any inquiry or proposal for the sale or financing of all or any material part of the Property or enter into negotiations for any such proposal; (vi) exercise commercially reasonable efforts to remedy, at the sole expense of Seller, all liens, claims or impairments to the marketability of title to the Real Property, violations of Applicable Law or other legal requirements relating the construction, development and operation of the Property; (vii) exercise commercially reasonable efforts to obtain such ground lease estoppels and nondisturbance agreements as reasonably required by
Purchaser or its Lender; and (viii) not enter into any Commitment or transaction that could materially or adversely affect the Facilities or the Property.

         8. Noncompetition; Rights of First Refusal. Seller and its undersigned principal, who joins in this Agreement intending to be bound by the terms of this Section, covenant and agree that the proprietary information Seller and its undersigned principal have acquired regarding the Facilities will enable Seller and its undersigned principal to injure Purchaser and diminish the value of the investment in the Property by Purchaser if Seller or its undersigned principal should compete with Purchaser. Therefore, Seller and its undersigned principal hereby agree that, without the prior written consent of Purchaser, neither
Seller nor its undersigned principal, shall for three (3) years from the Closing
Date, directly or indirectly, as a director, officer, agent, employee, consultant or independent contractor or in any other capacity, (a) invest (other than investments in publicly owned companies which constitute not more than ten
(10%) percent of the voting securities of any such company) or engage in any business or activity that competes with the Facilities within a three (3) mile radius of the Real Property (the "TERRITORY"); (b) render services to a competitor of Purchaser in the Territory, unless such services have been first offered by Seller to Purchaser or (c) contact, solicit or attempt to solicit or accept business that competes with the Facilities from any of the customers of the Facilities in the Territory.

         9. Inspection by Purchaser. Seller shall permit Purchaser and its authorized representatives reasonable access to, and make available all of the
Property of Seller and the business premises of Seller and its employees, and furnish to Purchaser all books, records, documents, corresponding engineering and environmental reports, contracts, property and sale tax records, Commitments and information with respect to the Property and the affairs of Seller. Further,
Purchaser shall have the right to contact all tenants and prospective tenants under Tower Leases, the lessor under the Ground Leases and such other parties as
Purchaser reasonably determines in connection with the inspection of the
Property. In the event Purchaser determines that either of the Sites is unfit for Purchaser's intended use as a communication tower facility, Purchaser shall have the right and option to terminate this Agreement as to either one or both of the Sites, at Purchaser's option, by providing written notice of such termination to Seller prior to the Closing Date. In the event this Agreement is terminated as to only one (1) Site, the Purchase Price will be reduced to the
Adjusted Purchase Price. Following the Closing Date, Purchaser may be required to conduct audits of its business and any business it has acquired in connection with additional financing of Purchaser, and Seller agrees to cooperate with
Purchaser in any such post-closing audits, as reasonably requested by Purchaser.

         10. Conditions Precedent Purchaser's Right to Terminate.
Notwithstanding any provision to the contrary set forth herein, and except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or before the Closing of each of the following conditions, and Purchaser shall have the right to

terminate this Agreement, as to the affected Site(s) only or as to either one or both of the Sites, at Purchaser's option, in the event all of the following conditions are not satisfied on or before the Closing Date: (i) Purchaser has verified to its reasonable satisfaction that each representation and warranty of
Seller contained herein is true and correct in all material respects and shall be true and correct in all material respects as of the Closing; (ii) Seller shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by Seller at or before the
Closing, including, without limitation, delivery of all documents and items described in Section 5.B; (iii) Purchaser's receipt and approval of all Permits;
(iv) Purchaser's receipt and approval of a Phase I Environmental Assessment and
NEPA report as to each Site; and (v) Purchaser shall have received an owner's policy of title insurance insuring title to the Real Property, in form and substance satisfactory to Purchaser, in Purchaser's sole discretion. In the event Purchaser elects to terminate this Agreement as to only one (1) Site, this
Agreement shall continue and remain in full force and effect as to the remaining
Site, except that the Purchase Price shall be the Adjusted Purchase Price. In addition to the foregoing right to terminate this Agreement, in the event one or more of the foregoing conditions are not satisfied at Closing due to any outstanding taxes, lien or title claim, Purchaser shall have the right to satisfy such outstanding lien or claim by payment to the lienor or claimant directly, and the amount of such payment shall be deducted from the Purchase
Price.

         11. Casualty; Condemnation. In the event of casualty damage or condemnation (or notice thereof) of a material portion of either Site occurs prior to Closing, Purchaser shall have the right to either terminate this
Agreement as to such Site, or to proceed to Closing. In the event Purchaser elects to terminate this Agreement as to either Site, this Agreement shall continue and remain in full force and effect as to the remaining Site, except that the Purchase Price shall be the Adjusted Purchase Price. In the event
Purchaser elects to any proceed to Closing as to such Site, Seller shall assign to Purchaser all insurance proceeds, claims or condemnation proceeds arising from such casualty damage or condemnation.

         12. Confidentiality. Without the prior written consent of Purchaser,
Seller will not disclose, and will not permit its representatives to disclose, to any person other than its officers, directors and advisors (i) the fact that discussions or negotiations are taking place concerning the transaction contemplated hereby, or (ii) any of the terms, conditions or other facts with respect to the transaction, including the status thereof, except to the extent that Seller has, prior to any such disclosure, determined in good faith, after consultation with counsel, that such disclosure is required by Applicable Law.

         13. Indemnity by Seller. Each of Seller and its undersigned principal hereby agrees to indemnify, defend, and hold harmless Purchaser and its officers, directors, shareholders, agents, and attorneys for, from, and against all damages, claims, loss, costs (including attorneys fees) asserted against or incurred by any of them by reason of, or resulting from: (i) any breach by
Seller of any representation, warranty, or covenant contained herein or in any agreement executed pursuant hereto; (ii) all liabilities of Seller not expressly assumed by Purchaser pursuant to the terms hereof; (iii) the construction, operation and ownership of the Property through the Closing Date (collectively,
"DAMAGES"). Without limiting the generality of the foregoing, the indemnification provided by this paragraph shall specifically cover capital, operating, and maintenance

costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal, or restoration work required or performed by any federal, state, or local governmental agency or political subdivision or performed by any nongovernmental entity or person because of the presence, suspected presence, release, or suspected release of any Hazardous Material in or into the air, soil, groundwater, or surface water at, on, about, under, or within the Real Property (or any portion thereof).

         14. Remedies. If Seller fails to comply with this Agreement for any reason other than Purchaser's failure to perform its obligations under this
Agreement, Purchaser shall be entitled to either (i) enforce specific performance of Seller's obligations hereunder, or (ii) terminate this Agreement, and recover any damages incurred by Purchaser. Seller acknowledges that a breach of the terms hereof by Seller, or refusal by Seller to consummate the transaction contemplated hereby will cause irrevocable harm to Purchaser, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. For this reason, Seller has agreed that in the event of a default by Seller, Purchaser shall be entitled to specific performance or injunctive relief in addition to other remedies at law, without having to prove the inadequacy thereof and without being required to post bond or other security therefor.

         15. Indemnity by Purchaser. From and after the Closing Date, and provided that all representations and warranties of Seller set forth herein are true and correct as of the Closing Date, Purchaser shall indemnify, defend and hold harmless Seller and its officers, directors, shareholders, agents, and attorneys for, from, and against all Losses asserted against or incurred by any of them by reason of, or resulting from the failure of Purchaser to comply with
(i) any covenants or other commitments made by Purchaser in this Agreement, (ii)
such covenants and commitments set forth in the Ground Leases and Tenant Leases that are expressly assumed by Purchaser, provided that such Losses result from matters arising after the Closing Date.

         16. Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity, including without limitation, the right of any party prevailing in litigation arising from this Agreement to recover its attorneys fees and costs.

         17. Reliance on and Survival of Agreement. Notwithstanding any
investigation by Purchaser, or any information obtained pursuant thereto,
Purchaser shall be entitled to rely upon the representations and warranties of
Seller contained in this Agreement or any other agreement, document or other instrument delivered pursuant hereto, and upon the representations of Seller at
Closing as to compliance with or performance of any covenants made by it herein or therein and as to satisfaction of any conditions precedent to the obligations of Purchaser hereunder. All covenants, representations and warranties in this
Agreement or in any agreement, document, or other instrument delivered by or on behalf of a party pursuant hereto and the indemnification obligations of the parties hereto relating to such representations and warranties shall survive and continue in effect for a period of twelve (12) months after the Closing.

         18. Assignment. Neither this Agreement nor any right created hereby shall be assignable by either party hereto, except by Purchaser to any direct or indirect wholly owned subsidiary or Affiliate (as hereinafter defined) of
Purchaser. As used herein, "Affiliate" shall mean any corporation, partnership, limited liability company, limited liability partnership, trust or other juridical person under direct or indirect common control with Purchaser.

                                       10

         19. Notices. Any notice or other communication to be given under this
Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service, or (d) delivered by telex or facsimile transmission, to the address set forth below the signature line of each party hereto, or to such other address as may be designated by the parties from time to time in accordance with this section. Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three (3) business days after mailing. Notices delivered by telex or facsimile transmission shall be deemed given upon receipt by the sender of the answerback
(in the case of a telex) or transmission confirmation (in the case of a facsimile transmission).

         20. Miscellaneous. This Agreement and the Exhibits attached hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this paragraph, and this
Agreement may be amended only in writing executed by the parties hereto or their authorized representatives. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, estates, devisees, successors and permitted assigns. The captions in this
Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Time is of the essence of each provision of this Agreement.

         21. Costs, Expenses, and Legal Fees. Each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in litigation or in an administrative proceeding to enforce or interpret any of the terms of this Agreement.

         22. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

                                       11

EXECUTED as of the date first written above.

                                       PURCHASER:
                                       PINNACLE TOWERS ACQUISITION LLC.
                                       301 N. Cattlemen Road, Suite 300
                                       Sarasota, Florida 34232
                                       Fax No. (941) 308-4263

                                       By: /s/ Ronald G. Bizick, II
                                           -------------------------------------
                                       Name:  Ronald G. Bizick, II
                                       Title: Executive Vice President

                                       SELLER:

                                       SKYLINK PROPERTIES, L.L.C.
                                       1940 Gramercy
                                       Atlanta, GA  30326
                                       Tel: 404.822.5500
                                       Fax: 770.220.0647

                                       By: /s/ Brian Beaudette
                                           -------------------------------------
                                       Name:  Brian Beaudette
                                       Title: President

                                       PRINCIPAL OF SELLER, SOLELY WITH RESPECT
                                       TO SECTIONS 8 AND 13 HEREOF

                                       By: /s/ Brian Beaudette
                                           -------------------------------------
                                       Name: Brian Beaudette

Attach:
------

Exhibit A - Description of Real Property
Exhibit B - Tower Cash Flow
Exhibit C - Tower Leases

                                       12

                                    EXHIBIT A

                          DESCRIPTION OF REAL PROPERTY

                                        1

                                    EXHIBIT B

                                 TOWER CASH FLOW

                                        1

                                    EXHIBIT C

                                  TOWER LEASES

                                       1